UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

TOP GEAR INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4063 Glencoe Ave., Suite A Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 855-7044

72 Yehudah HaMaccabi Street, Unit 11 Tel Aviv, Israel 61070
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Top Gear, Inc. (the “Company”) on November 15, 2011 (the “Original 8-K”) in response comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Original 8-K.  In this regard, this Amendment amends the cover page of the Original 8-K to reflect the correct phone number of the Company and amends and restates Item 4.01 of the Original 8-K in its entirety.

In addition, this Amendment amends the Original 8-K to correct errors in the Original 8-K referring to Kevin Walker as a member of the Company’s Board of Directors.  In this regard, only the section captioned “Directors and Executive Officers” of Item 2.01 of the Original 8-K and all of Item 5.02 of the Original 8-K have been amended and restated by this Amendment.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment.  This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the SEC subsequent to the Original 8-K, including any amendments to those filings.

References in this Amendment to “this Report” or “the Report” refer to the Original 8-K.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Securities Exchange, Shalom and Bergman resigned from our Board of Directors and as officers of the Company.  Also effective upon the closing of the Securities Exchange, Amir Mireskandari and Braden Richter were appointed to our Board of Directors to fill the vacancies created by the resignations of Shalom and Bergman.  In addition, our Board of Directors appointed Mr. Richter to serve as our President and Chief Executive Officer, Mr. Walker as our Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson as our Chief Technology and Information Officer and Joshua Thompson as our Chief Marketing Officer, all effective immediately upon the closing of the Securities Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Securities Exchange:

Name	Age	Position
Amir Mireskandari	42	Chairman
Braden Richter	40	President, Chief Executive Officer and Director
Kevin Walker	41	Chief Financial Officer, Chief Operating Officer and Secretary
Jerry Wilkerson	39	Chief Technology and Information Officer
Joshua Thompson	34	Chief Marketing Officer

Amir Mireskandari was appointed as Chairman of our Board of Directors on the Closing Date.  Mr. Mireskandari was formerly the controlling member of our subsidiary, Luxeyard, since its formation.  Mr. Mireskandari founded Miresco Investment Services in 1999 and currently serves as its President and Chief Executive Officer.  Miresco focuses on sales and distribution of home furnishings, distressed asset and distressed retail operations.  Mr. Mireskandari also serves as Chief Executive Officer of Retail Management Partners, a company formed in 2010 for the purpose of operating the concessions of the high-end home furnishings, accessories, rugs, and art departments of The Great Indoors, a division of Sears.  Mr. Mireskandari is also a member of the Board of Directors of The Lugano Group Incorporated, a FINRA broker-dealer that concentrates on frontier markets, which he co-founded in 1995.  The Lugano Group offers securities brokerage, financial advisory, and investment promotion services to global institutions.  Mr. Mireskandari also co serves as Chairman of the Board of Directors of Glenmont Ventures, a boutique private equity firm he co-founded 2009.  Mr. Mireskandari holds the FINRA General Securities Representative (Series 7) and Principal (Series 24), Financial and Operations Principal (Series 28), and Uniform Securities Agent (Series 63) licenses. He earned his BBA and MBA in International Business from George Washington University.  He completed postgraduate studies in Management at Harvard Business School.  We believe Mr. Mireskandari’s extensive experience in the luxury home furnishings industry and his capital markets knowledge will enable him to provide valuable insight as we seek to implement our business plan and raise capital to fund our operations.

Braden Richter was appointed President, Chief Executive Officer and Director of the Company on the Closing Date.  Mr. Richter has served as the President and Chief Executive Officer of our subsidiary, Luxeyard, since September 2011.  Prior to his engagement by Luxeyard, Mr. Richter served as President, Chief Executive Officer and/or as a member of the boards of directors of several privately held companies, including Archetype Design, Richter Furniture MFG and Richter Studio. He developed and personally designed trendsetting brands while managing factories with up to 2500 employees.  Mr. Richter currently serves on the board of directors for Archetype Design, a company he founded in 2009 which has become one of the largest furniture manufactures on the west coast.  Mr. Richter is also a partner and acting merchandise director of Jaxon International, a retail company based in Los Angeles.  We believe Mr. Richter’s twenty-year career in the home furnishing industry, his entrepreneurial spirit and his extensive experience in product designs and sale strategy will enable him to provide strong leadership and strategic vision to the Company.

Kevin Walker was appointed Chief Financial Officer, Chief Operating Officer and Secretary on the Closing Date.  Mr. Walker has served as Chief Financial Officer and Chief Operating Officer of our subsidiary, Luxeyard, since September 2011.  He has also served as President and Chief Executive Officer for Simple Beauty, a national beauty care company and has valuable experience and contacts in the beauty care industry.  He served as Chief Financial Officer of Calvin Klein Home from January 2009 to November 2010 and he also served as its Chief Operating Officer from January 2009 to February 2010. He spent eight years in the finance department at Ford Motor Company from May 1994 to June 2002.  He spent two years overseas in England, Western Europe and Asia for AE Goetze. Mr. Walker graduated from Madonna University with a Bachelor of Science degree in International Business and Economics in 1996 and he received an MBA degree in Finance from the University of Detroit in 1999.

Jerry Wilkerson was appointed Chief Technology and Information Officer of the Company on the Closing Date.  Mr. Wilkerson has served as chief technical & information officer of our subsidiary, Luxeyard, since September 2011.  He also owns his own retail ecommerce business since 2002.  Mr. Wilkerson brings us a wealth of knowledge and experiences in the web development and information technology sector.  Throughout his career, Mr. Wilkerson has been involved in various technology position and retail management along with familiarity with several ecommerce platforms.  Mr. Wilkerson has extensive Microsoft training along with in depth information technology training.  He has over twenty years’ experience in programming, focusing on web design, since 1999.

Joshua Thompson was appointed Chief Marketing Officer of the Company on the Closing Date.  Mr. Thompson has served as chief marketing officer of our subsidiary, Luxeyard, since September 2011.  He spent most of his early career in brand development and marketing at Legal Match from May 2001 through 2011.  Mr. Thompson has extensive experience in brand development and marketing campaigns.  He graduated from Humboldt State University with a Bachelor of Science degree in Business Administration in 2000.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On the Closing Date, our Board of Directors approved the dismissal of Weinberg & Baer LLC (“Weinberg”) as our independent auditor, effective immediately.

Weinberg’s reports on our financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the reports of Weinberg stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2010 and 2009 and through Weinberg’s dismissal on the Closing Date, there were (1) no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Weinberg with a copy of this disclosure on the Closing Date, providing Weinberg with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of Weinberg’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Weinberg as our independent auditor, the Board of Directors appointed MaloneBailey, LLP (“MaloneBailey”) as our independent auditor.

During the years ended December 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Shalom and Bergman submitted resignation letters pursuant to which each resigned as directors and officers of the Company, effective upon the closing of the Securities Exchange.  The resignations of Shalom and Bergman were not in connection with any known disagreement with us on any matter.

On the Closing Date, Amir Mireskandari and Braden Richter were appointed by our Board of Directors to fill the vacancies created by the resignations of Shalom and Bergman, effective upon the closing of the Securities Exchange.

On the Closing Date, our Board of Directors appointed Mr. Richter as our President and Chief Executive Officer, Kevin Walker as our Chief Financial Officer, Chief Operating Officer and Secretary, Jerry Wilkerson as our Chief Technology and Information Officer and Joshua Thompson as our Chief Marketing Officer, effective upon the closing of the Securities Exchange.

For certain biographical and other information regarding Messrs. Mireskandari, Richter, Walker, Wilkerson and Thompson, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011	TOP GEAR INC.

	By:	/s/ Braden Richter
Braden Richter
President and Chief Executive Officer